UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2013

ForceField Energy Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 39th Floor New York, New York	10167
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

SunSi Energies Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 15, 2013, ForceField Energy, Inc. (the “Company”) announced that its common stock had been approved for listing on the Nasdaq Capital Market (“NASDAQ”) and is expected to begin trading on NASDAQ under the ticker symbol FNRG on October 17, 2013.  The Company’s common stock will continue to trade on the OTC Markets until the market close on October 16, 2013.

The press release of the Company announcing the approval of the listing of the Company’s common stock on NASDAQ is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

IMPORTANT ADDITIONAL INFORMATION

Statements in this Current Report on Form 8-K that are not strictly historical, including whether and when the Company’s common stock will commence trading on NASDAQ, constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC and in other filings that the Company periodically makes with the SEC. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number                                Description of Exhibit______
99.1	Press Release dated October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ForceField Energy Inc.

Date: October 15, 2013	By:	/s/ David Natan
David Natan
Chief Executive Officer

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